EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in registration statements of Hi-Rise Recycling Systems, Inc. on Form S-3 (File No. 333-48157) and Form S-8 (File No. 33-86260) of our report dated March 26, 1999, on our audits of the consolidated financial statements and financial statement schedule of Hi-Rise Recycling Systems, Inc., as of December 31, 1998 and 1997, and for the years then ended, which report is included in this annual report on Form 10-KSB.


PricewaterhouseCoopers LLP

Miami, Florida
March 26, 1999